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                                   Exhibit 11


                          BONE CARE INTERNATIONAL, INC.
                Statement Regarding Computation of Loss Per Share


                                                 ------------------------------
                                                       Three Months Ended
                                                  September 30,   September 30,
                                                       2001           2000
                                                 ------------------------------
Net loss                                         $   (2,136,199)   $ (1,728,493)
                                                 ==============================
Weighted average number of common shares             13,987,575      11,456,668
                                                 ==============================
Net loss per common share - basic                $        (0.15)   $      (0.15)
                                                 ==============================
Net loss per common share - diluted              $        (0.15)   $      (0.15)
                                                 ==============================


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